Exhibit 5.1

MAPLES

Our ref	JST/642387.001
Direct tel	+1 284 852 3021
Email	jose.santos@maplesandcalder.com

China Networks International Holdings Ltd.
PO Box 173
Road Town
Tortola
British Virgin Islands

27 May 2009

Dear Sirs

China Networks International Holdings Ltd. (the "Company")

We are lawyers licensed and qualified to practice law in the British Virgin Islands.  We have been asked to provide this legal opinion in connection with the issuance of the following securities (among others) by the Company to the security holders of Alyst Acquisition Corp., a Delaware Corporation ("Alyst"), as registered under the United States Securities Act of 1933, as amended, (the "Securities Act"), pursuant to the Registration statement, as amended, on Form S-4, Number 333-157026 provided to us (the "Registration Statement") as filed by the Company with the United States Securities and Exchange Commission ("SEC"), pursuant to a merger of Alyst, with and into the Company (the "Merger"):

1.1
One representative unit purchase option (the "Unit Purchase Option") to purchase up to 300,000 ordinary shares, par value US$0.0001 (the "Ordinary Shares") and 300,000 warrants of the Company to the holder of one representative unit purchase option in Alyst (the "Alyst Purchase Option");

1.2
up to a total of 16,688,800 Ordinary Shares, comprised of (a) 8,044,400 Ordinary Shares to the holders of Alyst common stock, in exchange for such stock, (b) 8,344,400 Ordinary Shares that may be issued on exercise of Warrants (as defined below) of Alyst, and (c) 300,000 Ordinary Shares issuable upon exercise of the Unit Purchase Option; and

1.3
up to a total of 8,344,400 warrants (the "Warrants") to purchase one Ordinary Share comprised of (a) 8,044,400 Warrants to the holders of warrants in Alyst, as detailed in the Registration Statement), and (b) 300,000 Warrants issuable upon exercise of the Unit Purchase Option.

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement (as defined below).

Maples and Calder
Sea Meadow House   PO Box 173   Road Town   Tortola   VG1110   British Virgin Islands
Tel +1 284 852 3000    Fax +1 284 852 3047    www.maplesandcalder.com

2	DOCUMENTS REVIEWED

We have reviewed originals, copies, drafts or conformed copies of the following documents:

2.1	The written resolutions of the board of directors of the Company dated 27 May 2009, and the written resolutions of the sole shareholder of the Company dated 27 May 2009 (the "Resolutions").

2.2
A registered agent’s certificate of incumbency dated 27 May 2009, issued by Maples Corporate Services (BVI) Limited, the Company’s registered agent, (a copy of which is attached as Annexure A) (the "Registered Agent’s Certificate").

2.3
The public records of the Company on file and available for public inspection at the Registry of Corporate Affairs in the British Virgin Islands (the "Registry of Corporate Affairs") on 27 May 2009 including:

(a)	the Company’s Certificate of Incorporation; and

(b)	the Company’s amended and restated Memorandum and Articles of Association.

2.4	A certificate from a Director of the Company (a copy of which is annexed hereto as Annexure B) (the "Director's Certificate").

2.5	The Registration Statement.

2.6	The form of the Alyst Warrant agreement.

3	ASSUMPTIONS

In giving this opinion we have assumed (without further verification) the completeness and accuracy of the Registered Agent’s Certificate and the Director's Certificate.  We have also relied upon the following assumptions, which we have not independently verified:

3.1	Copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

3.2	All signatures, initials and seals are genuine.

3.3	The accuracy and completeness of all factual representations expressed in or implied by the documents we have examined.

3.4	There is nothing under any law (other than the law of the British Virgin Islands) which would or might affect the opinions hereinafter appearing.

3.5
That all public records of the Company which we have examined are accurate and that the information disclosed by the searches which we conducted against the Company at the Registry of Corporate Affairs is true and complete and that such information has not since then been altered and that such searches did not fail to disclose any information which had been delivered for registration but did not appear on the public records at the date of our searches.

3.6	The Resolutions remain in full force and effect.

3.7	That no less than the par value shall be paid for the Ordinary Shares ultimately issuable pursuant to the Warrants and the Unit Purchase Option.

4	OPINIONS

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

4.1
The Company is a company limited by shares duly incorporated under the BVI Business Companies Act, 2004 (the "Act"), in good standing at the Registry of Corporate Affairs and validly existing under the laws of the British Virgin Islands, and possesses the capacity to sue and be sued in its own name.

4.2	The Company is authorised to issue 75,000,000 Ordinary Shares of US$.0001 par value each of which one share has been issued and is registered in the name of Alyst and is fully paid up.

4.3	Based on the Director's Certificate, the one share in the Company has been issued to Alyst and is fully paid up.

4.4
The Ordinary Shares, the Warrants and the Unit Purchase Option to be issued in accordance with the Registration Statement, when issued by the Company, in accordance with their governing instruments and the Company's Memorandum and Articles of Association, and in the manner described in the Registration Statement and duly registered in the Company's register of members, will be duly authorised, validly issued, fully paid and non assessable.

4.5
Upon the redomestication merger of Alyst into the Company (as described in the Registration Statement) (the "Merger") becoming effective pursuant to the laws of the British Virgin Islands, the obligations of Alyst in respect of the Warrants and the Alyst Purchase Option will be binding on the Company on the same terms thereof (save that the securities issuable thereunder shall be securities of the Company).  Upon the Merger becoming effective, the Warrants will continue to be governed by the laws of the State of New York being the governing law of the Alyst Warrant Agreement and the Alyst Warrant Agreement will constitute the legal and binding obligations of the Company.

5	QUALIFICATIONS

The opinions expressed above are subject to the following qualifications:

5.1	To maintain the Company in good standing under the laws of the British Virgin Islands, annual filing fees must be paid to the Registry of Corporate Affairs.

5.2	The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the British Virgin Islands.

5.3	We make no comment with regard to the references to foreign statutes in the Registration Statement.

5.4
This opinion is confined to and given on the basis of the laws of the British Virgin Islands at the date hereof and as currently applied by the courts of the British Virgin Islands.  We have not investigated and we do not express or imply nor are we qualified to express or imply any opinion on the laws of any other jurisdiction.

6	CONSENTS

In connection with the above opinion, we hereby consent:

6.1	To the use of our name in the Registration Statement, the prospectus constituting a part thereof and all amendments thereto under the caption "Legal Matters"; and

6.2	To the filing of this opinion as an exhibit to the Registration Statement.

In providing this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.  This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/s/ Maples and Calder

Maples and Calder

Annexure A

Registered Agent’s Certificate

Annexure B

Director's Certificate